CSW Energy, Inc.
                                  Balance Sheet
                                 March 31, 1998
                                   (Unaudited)
                                    ($000's)


                        ASSETS

Current Assets
   Cash and cash equivalents                                          $ 5,299
   Accounts receivable                                                 16,968
   Prepaid expenses                                                     1,242
                                                               ---------------
            Total current assets                                       23,509

Investments In and Advances to Energy Projects                        302,630

Notes Receivable - Affiliate                                           34,604

Notes Receivable                                                       61,962

Other Assets
   Construction in progress and project
     development costs                                                 15,947
   Other - net                                                          7,331
                                                               ---------------
            Total other assets                                         23,278

                                                               ---------------
               Total assets                                         $ 445,983
                                                               ===============


         LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities
   Accounts payable                                                  $ 15,193
   Accrued liabilities and other                                        8,351
                                                               ---------------
            Total current liabilities                                  23,544

Long Term Debt                                                        199,856

Deferred Income Taxes                                                  48,133

Other                                                                  65,244
                                                               ---------------
            Total liabilities                                         336,777


Shareholder's Equity
   Common stock                                                             1
   Additional paid-in-capital                                         108,114
   Accumulated retained earnings                                        1,091
                                                               ---------------
            Total shareholder's equity                                109,206

                                                               ---------------
               Total liabilities and shareholder's
                 equity                                             $ 445,983
                                                               ===============